UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2007

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2007, the Board of Directors of Forest City Enterprises, Inc. (the "Company") appointed Bruce C. Ratner ("Ratner"), Executive Vice President of the Company and President and Chief Executive Officer of the Forest City Ratner Companies, as a "Class B" Director to fill a vacancy on the Board of Directors pursuant to a Voting Agreement, dated November 8, 2006, among the Company, Ratner and the Ratner, Miller and Shafran family interests. Following his appointment, the Board of Directors will consist of 14 directors. The Board of Directors does not currently intend to name Ratner to any of the committees of the Board of Directors.

Pursuant to the Voting Agreement, the Ratner, Miller and Shafran family interests, which owned approximately 75.7% of the Company’s Class B common stock according to a Schedule 13D, dated November 17, 2006, filed with the Securities and Exchange Commission, have agreed to vote for the election of Ratner to the Company’s Board of Directors at the next regularly scheduled shareholder meeting and each subsequent meeting of the Company’s shareholders.

Master Contribution and Sale Agreement Transactions

On August 10, 2006, the Company and certain of its affiliates (the "FCE Entities") entered into a Master Contribution and Sale Agreement (the "Master Contribution Agreement") with Ratner and certain entities and individuals affiliated with Ratner (the "BCR Entities") pursuant to which the parties agreed to restructure the Forest City Ratner Companies' portfolio. That restructuring was completed on November 8, 2006 (sometimes referred to as the "closing"). In connection with the closing, the Company paid approximately $46.3 million in cash and issued 3,894,232 Class A Common Units in a newly formed limited liability company, Forest City Master Associates III, LLC ("Master III"), to Ratner and the BCR Entities. On November 9, 2006, following receipt of the consent of the National Basketball Association, a BCR Entity transferred its interests in the Nets Sports and Entertainment, LLC ("NSE") to an affiliate of the Company for $16.8 million and Ratner used these proceeds to repay $15 million in principal and $1.8 million in interest on a loan that the Company made to Ratner in connection with his acquisition of an interest in NSE.

Additional information regarding the Master Contribution and Sale Agreement transactions is set forth in Item 1.01 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 14, 2006, which Item is hereby incorporated by reference herein.

Employment Agreement

On November 9, 2006, the Company entered into an Employment Agreement with Ratner. The description of the Employment Agreement set forth in the first paragraph of Item 5.02 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2006, is hereby incorporated by reference herein.

Forest City Ratner Companies

Prior to the closing of the Master Contribution Agreement, all of the properties that were owned jointly by the FCE Entities and the BCR Entities were developed and operated under Forest City Ratner Companies, a general partnership between the Company and Ratner (the "FCRC Agreement"). Pursuant to the terms of the FCRC Agreement, Ratner received a salary of $450,000 per year as President and Chief Executive Officer of BR FCRC, LLC, the managing partner of the partnership.

With limited exceptions, the FCRC Agreement required the FCE Entities to provide all equity contributions for the properties and generally entitled the FCE Entities to a preferred return on, and of, the outstanding balance of such advances prior to the BCR Entities sharing in cash distributions. The cash and Class A Common Units paid to Ratner for his interests in the properties at the November 8, 2006 closing were net of $42.5 million of the FCE Entities’ preferred returns on, and of, the advances made under the FCRC Agreement. Additionally, under the terms of the FCRC Agreement, the FCE Entities were entitled to reimbursement of approximately $4,080,000 for a portion of their investment in potential development projects that did not materialize, which investment earned interest at 2.7% per annum. Ratner reimbursed the FCE Entities for all of these advances concurrently with the closing on November 8, 2006. For the period from February 1, 2006 through the closing of the Master Contribution Agreement on November 8, 2006 (the "Pre-Closing Period"), Ratner and the BCR Entities received approximately $4,710,000 in cash distributions with respect to the properties pursuant to the terms of the FCRC Agreement. Additionally, Ratner made an equity contribution of approximately $3,604,000 with respect to one property during the Pre-Closing Period. During the Pre-Closing Period, the partnership sold three properties to third parties. No cash proceeds were distributed to the Company or Ratner in connection with these sales as all were structured as Section 1031 tax-deferred exchanges under the Internal Revenue Code. In connection with the closing of the Master Contribution Agreement, the partnership was converted to a limited liability company and Ratner withdrew as a member.

Subsequent to the closing of the Master Contribution Agreement, seven development properties will continue to be owned or otherwise pursued jointly by the relevant FCE Entities and BCR Entities and will be developed on the same terms and conditions provided for in the FCRC Agreement. As each of the development properties achieves stabilization, it will be valued, and its ownership will be determined, as provided for in the Master Contribution Agreement.

Service Companies

First New York Partners, FCRC Security Co. L.P. and FCRC Services Company, L.P., partnerships owned jointly by the Company, Ratner and Michael D. Ratner, brother of Ratner, or their affiliates, provided various property management services to the properties operated by the Forest City Ratner Companies. The rates of compensation for such services varied pursuant to the terms of separate agreements with the individual properties, but were comparable to the fees that other management companies in the New York City area would charge for similar services. During the Pre-Closing Period, Ratner and Michael Ratner received approximately $881,000 in net cash distributions from these partnerships. Each of these service companies was converted to a limited liability company prior to the closing of the Master Contribution Agreement, and Ratner and Michael Ratner transferred their interests in each limited liability company to Master III in connection with the closing.

During the Pre-Closing Period, Ratner received $120,077 in salary from First New York Partners. Additionally, Michael Ratner was employed by First New York Partners until November 8, 2006 and received $150,154 in salary during the Pre-Closing Period. The compensation and benefits provided to Ratner and Michael Ratner were commensurate with those provided to other employees of First New York Partners with comparable responsibilities.

Ascot Brokerage

During the Pre-Closing Period, the individual property partnerships paid approximately $24,325,000 to Ascot Brokerage Ltd., a corporation owned solely by Ratner, for services rendered in connection with the leasing of the operating and development properties. Ascot Brokerage used approximately $24,282,000 of these proceeds to pay the commissions due to other parties on the leasing services. In connection with the closing of the Master Contribution Agreement, Ratner transferred his interest in Ascot Brokerage to an FCE Entity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

February 6, 2007	By:	/s/ THOMAS G. SMITH

Name: THOMAS G. SMITH
Title: Executive Vice President, Chief Financial Officer and Secretary